EXHIBIT 10.2

AMENDMENT NO. 11 TO CREDIT AGREEMENT

This AMENDMENT NO. 11 TO CREDIT AGREEMENT (this “Amendment”) is dated as of April 14, 2008 by and among INTERNATIONAL TEXTILE GROUP, INC., a Delaware corporation, the other Borrowers and Credit Parties signatory hereto, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, for itself and as Agent, and the other Lenders signatory hereto. Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in the Credit Agreement (as hereinafter defined).

R E C I T A L S:

WHEREAS, Borrowers, the other Credit Parties, the Agent and the Lenders entered into that certain Credit Agreement dated as of December 29, 2006 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the parties to the Credit Agreement have agreed to a limited waiver and amendment to the Credit Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1 Amendments to Article I.

(a) Section 1.16 of the Credit Agreement is hereby amended and restated as follows:

“1.16 Addition or Release of Borrowers and Other Credit Parties.

(a) Upon written notice by the Borrower Representative to the Agent made on the effective date of the transfer (the “ASCI Transfer Date”) of the Stock of Automotive Safety Components International, Inc. by ITG pursuant to the Permitted Reorganization Transactions, all of the ASCI Credit Parties shall be automatically and immediately released from all of their obligations as Credit Parties (including, without limitation, as a “Borrower”, “Guarantor” or otherwise) hereunder and under all of the other Loan Documents and all Liens held by the Agent for the benefit of the Secured Parties on any Collateral of any ASCI Credit Party shall be automatically and immediately released (except with respect to any Stock or Stock Equivalents in New Narricot received by ITG in connection with the Permitted Reorganization Transactions) subject to the satisfaction of the condition that the Borrower Representative shall have delivered to the Agent an updated Borrowing Base Certificate reflecting the removal of any Collateral of the ASCI Credit Parties that was included in the Borrowing Base.

In connection with the foregoing, the Agent shall (A) provide to the Borrower Representative on the ASCI Transfer Date (so long as the Borrower Representative has provided the Agent at least five days advance notice of the proposed ASCI Transfer Date (or such shorter period of time as the Agent shall agree)) the Lien releases and terminations and other documents listed on Schedule A to the Ninth Amendment, (B) return to the Borrower Representative the Stock or Stock Equivalents or other physical collateral held by the Agent listed on Schedule B to the Ninth Amendment and (C) take such other action as is reasonably requested by the Borrower Representative to give effect to the releases contemplated pursuant to this Section. Each of the Lenders and the L/C Issuer hereby authorizes and directs the Agent to take any and all such action.

(b) On or prior to the ASCI Transfer Date, Borrowers and New Narricot will execute and deliver or cause to be delivered to Agent the documents and instruments listed on Schedule C to the Ninth Amendment, including a joinder agreement in form and substance reasonably acceptable to the Agent pursuant to which it will become a “Borrower” hereunder; provided, however, that no property of New Narricot shall be included in the Borrowing Base until such date as the Agent has received an Appraisal and the results of such other audits or examinations as are required hereunder prior to the inclusion of such property in the Borrowing Base.

2 Amendment to Section 4.15. Section 4.15 of the Credit Agreement is hereby amended and restated as follows:

“4.15 Corporate Separateness.

Notwithstanding anything to the contrary in this Agreement, if the Permitted BST Transaction occurs, on and after the date of such Acquisition, each Credit Party shall, and shall cause each of its Subsidiaries to:

(a) maintain books and records separate from any Person that is a member of the BST Group;

(b) maintain its bank accounts separate from any Person that is a member of the BST Group;

(c) not commingle its assets with those of any Person that is a member of the BST Group and to hold all of its assets in its own name; provided, however, that it is acknowledged and agreed that nothing in this clause (c) shall prohibit (i) employees of ITG or any of its Subsidiaries, on the one hand, and employees of any member of the BST Group, on the other hand, from sharing corporate office space located in Greensboro, North Carolina, so long as the costs associated with the occupation of such space are allocated between ITG and its Subsidiaries, on the one hand, and the BST Group, on the other hand, based upon a reasonable allocation method, (ii) the procurement by ITG of software, software licenses and related intellectual property to be made available to any member of the BST Group, so long as such property is generally being purchased or arranged for ITG, its Subsidiaries and the members of the BST Group as a whole and each such member of the BST Group reimburses ITG for the actual costs of such intellectual property based upon a reasonable allocation method, or (iii) the storage or use of assets with those of any member of the BST Group so long as such assets are clearly and conspicuously marked or readily identifiable;

(d) conduct its own business in its own name or in the name of ITG or any Subsidiary of ITG other than any member of the BST Group, consistent with past practice; provided, however, that it is acknowledged and agreed that any member of the BST Group may change its legal name to include the words “ITG Automotive Safety” so long as (i) such member uses stationery, purchase orders, invoices, and checks indicating that it is a distinct legal entity within the ITG group of companies and (ii) in connection with such name change, such member delivers a notice to its material vendors announcing such name change;

(e) maintain separate financial statements, showing its assets and liabilities separate and apart from those of any Person that is a member of the BST Group and shall not have its assets listed on the financial statement of any member of the BST Group; provided, however, that the assets of any Credit Party may be included in consolidated financial statements of any member of the BST Group if (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the relevant Credit Party from the BST Group and to indicate that the relevant Credit Party’s assets or credit of such Credit Party are not available to satisfy the debts and other obligation of any member of the BST Group and (ii) such assets shall also be listed on such Credit Party’s own separate balance sheet or on the balance sheet of ITG or any Subsidiary of ITG other than any member of the BST Group, consistent with past practice;

(f) other than strictly in accordance with the terms of the Tax Sharing Agreement, file its tax returns separate from those of any Person that is a member of the BST Group and not to file a consolidated federal income tax return with any Person that is a member of the BST Group;

(g) pay its own liabilities and expenses only out of its own funds or out of the funds of ITG or any Subsidiary of ITG other than any member of the BST Group, and issue invoices and purchase orders in its own name, in each case consistent with past practice; provided, however, that ITG may purchase for or arrange to be made available to any member of the BST Group insurance, employee benefits, tax, legal, accounting and similar services and intangible goods so long as such intangible goods or services are generally being purchased or arranged for ITG, its Subsidiaries and the members of the BST Group as a whole and each such member of the BST Group reimburses ITG for the actual costs of such intangible goods and services based upon a reasonable allocation method;

(h) observe all corporate and other organizational formalities;

(i) enter into transactions with Persons that are members of the BST Group (including, without limitation, lease agreements) only on a commercially reasonable basis and on terms no less favorable to a Credit Party than those in an arms-length transaction; provided, however, that nothing in this clause (i) shall be deemed to restrict ITG or any of its Subsidiaries from selling flat fabric to any member of the BST Group at the then current European market price for such fabric;

(j) pay the salaries of its own employees from its own funds or out of the funds of ITG or any Subsidiary of ITG other than any member of the BST Group, consistent with past practice;

(k) maintain a sufficient number of employees in light of its contemplated business operations;

(l) not guarantee or become obligated for the debts of any member of the BST Group;

(m) not hold out its credit as being available to satisfy the obligations of any member of the BST Group;

(n) not acquire the obligations or securities of any member of the BST Group; provided, however, that nothing in this clause (n) shall prohibit (i) the Narricot Subordinated Loan or (ii) the issuance by BST of the Subordinated Seller Note;

(o) not make loans to any member of the BST Group or to buy or hold evidence of indebtedness issued by any member of the BST Group; provided, however, that nothing in this clause (o) shall prohibit (i) the Narricot Subordinated Loan or (ii) the issuance by BST of the Subordinated Seller Note;

(p) use stationery, purchase orders, invoices, and checks bearing a name separate from any member of the BST Group; provided, however, that it is acknowledged and agreed that any member of the BST Group may change its legal name to include the words “ITG Automotive Safety” so long as (i) such stationery, purchase orders, invoices, and checks indicate that such member is a distinct legal entity within the ITG group of companies and (ii) in connection with such name change, such member delivers a notice to its material vendors announcing such name change;

(q) not pledge its assets for the benefit of any member of the BST Group; and

(r) not identify itself as a division of any member of the BST Group;

provided, however, that the foregoing shall not apply to nor restrict (i) the Permitted Reorganization Transactions, (ii) a lease agreement between ITG, as lessor, and BST Safety Textiles LLC, as lessee, with respect to the real property located at 740 Old Cheraw Highway in Cordova, Richmond County, North Carolina, (iii) any transaction or service that may be performed by ITG or any of its Subsidiaries for any member of the BST Group or that may be performed by any member of the BST Group for ITG or any of its Subsidiaries pursuant to the terms of the Management Advisory Services and Consulting Agreement dated as of January 19, 2007, among BST U.S. Holdings, Inc., BST Safety Textiles Acquisition GmbH, BST Safety Textiles LLC and ITG, or (iv) any other matter that has been consented to by Required Lenders.”

3 Amendment to Section 5.4. Section 5.4(p) of the Credit Agreement is hereby amended and restated as follows:

“(p) (i) the Narricot Subordinated Loan, only if such loan is evidenced by a subordinated promissory note in form and substance satisfactory to the Agent, (ii) the transfer by ITG of all of the Stock or Stock Equivalents of Automotive Safety Components International, Inc. to BST in connection with the Permitted Reorganization Transactions so long as contemporaneously with such transfer the promissory note evidencing the Narricot Subordinated Loan is converted into Stock of BST, which Stock shall be pledged to the Subordinated Agent pursuant to the Intercreditor Agreement, and (iii) the Subordinated Seller Note, which shall be pledged to the Subordinated Agent pursuant to the Intercreditor Agreement.”

4 Amendment to Section 11.1. Section 11.1 of the Credit Agreement is hereby amended by amending and restating the definition of “Permitted Reorganization Transactions” therein as follows:

“‘Permitted Reorganization Transactions’ means a series of transactions effected by ITG among itself and certain of its Subsidiaries and BST and its subsidiaries as described in the step plan dated April 11, 2008 entitled “ITG Legal Entity Realignment” prepared by Ernst & Young, attached to the Eleventh Amendment as Schedule A as such step plan may be modified from time to time so long as in the case of any such modification that is materially adverse to the Lenders, the Required Lenders approved such modification.”

5 Additional Amendment to Section 11.1. Section 11.1 of the Credit Agreement is hereby further amended to add the following defined terms in proper alphabetical order:

(a) “‘Subordinated Seller Note’ means a promissory note in the amount of approximately $70,000,000 (representing the difference between the assets received by ITG and BST, respectively, pursuant to the Permitted Reorganization Transactions) made by BST and payable to ITG.”

(b) “‘Eleventh Amendment’ means that certain Amendment No. 11 to Credit Agreement dated as of April 14, 2008 among Borrowers, the other Credit Parties party thereto, the Agent and the Lenders.”

6 Representations and Warranties. In order to induce Agent and the Lenders to enter into this Amendment, each Borrower and each other Credit Party represents and warrants to Agent and each Lender (which representations and warranties shall survive the execution and delivery of this Amendment), that:

(a)	the execution, delivery and performance by each Credit Party of this Amendment has been duly authorized by all necessary corporate and partnership action and this Amendment is a legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms; and

(b)	upon the effectiveness of this Amendment, all of the representations and warranties contained in the Credit Agreement and in the other Loan Documents (other than those which speak expressly only as of an earlier date) are true and correct in all material respects on and as of the date of the effectiveness of this Amendment after giving effect to this Amendment and the transactions contemplated hereby.

7 Miscellaneous.

7.1 Effect; Ratification.

(a)	Except as specifically set forth above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, each Credit Party (other than the ASCI Credit Parties) reaffirms its guaranty of the Obligations and the Liens securing those guaranties, notwithstanding the release of the guaranties and Liens granted by the ASCI Credit Parties.

(b)	The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document, nor constitute amendment of any provision of the Credit Agreement or any other Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

(c)	Each Credit Party acknowledges and agrees that the amendments and waivers set forth herein are effective solely for the purposes set forth herein and that the execution and delivery by Agent of this Amendment shall not be deemed (i) except as expressly provided in this Amendment, to be a consent to any amendment, waiver or modification of any term or condition of the Credit Agreement or of any other Loan Document, (ii) to create a course of dealing or otherwise obligate Agent or Lenders to forbear, waive, consent or execute similar amendments under the same or similar circumstances in the future, or (iii) to amend, prejudice, relinquish or impair any right of Agent or Lenders to receive any indemnity or similar payment from any Person or entity as a result of any matter arising from or relating to this Amendment.

7.2 Counterparts and Signatures by Fax. This Amendment may be executed in any number of counterparts, each such counterpart constituting an original but all together one and the same instrument. Any party delivering an executed counterpart of this Amendment by fax shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment.

7.3 Severability. In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

7.4 Loan Document. This Amendment shall constitute a Loan Document.

7.5 GOVERNING LAW. THIS WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL, IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

BORROWERS:

INTERNATIONAL TEXTILE GROUP, INC.
BURLINGTON INDUSTRIES LLC
CONE JACQUARDS LLC
CONE DENIM LLC
CARLISLE FINISHING LLC
AUTOMOTIVE SAFETY COMPONENTS INTERNATIONAL, INC.
SAFETY COMPONENTS FABRIC TECHNOLOGIES, INC.

By:	/s/ Gary L. Smith
Name:	Gary L. Smith
Title:	Executive Vice President and Chief Financial Officer of each of the entities listed above

ITG AUTOMOTIVE SAFETY UK LIMITED

By:	/s/ Stephen B. Duerk
Name:	Stephen B. Duerk
Title:

OTHER CREDIT PARTIES:

APPAREL FABRICS PROPERTIES, INC.
BURLINGTON APPAREL SERVICES COMPANY
BURLINGTON INDUSTRIES V, LLC
BWW CT, INC.
CLIFFSIDE DENIM LLC
CONE ADMINISTRATIVE AND SALES LLC
CONE INTERNATIONAL HOLDINGS II, INC.
INTERNATIONAL TEXTILE GROUP ACQUISITION GROUP LLC
BI PROPERTIES I, INC.
BURLINGTON INTERNATIONAL SERVICES COMPANY
BURLINGTON INDUSTRIES IV, LLC
BURLINGTON WORLDWIDE INC.
BILLC ACQUISITION LLC
CONE DENIM WHITE OAK LLC
CONE INTERNATIONAL HOLDINGS, INC.
CONE ACQUISITION LLC
WLR CONE MILLS IP, INC.
ASCI HOLDINGS GERMANY (DE), INC.
ASCI HOLDINGS ASIA PACIFIC (DE), LLC
ASCI HOLDINGS EUROPE, INC.
ASCI HOLDINGS MEXICO (DE), INC.

By:	/s/ Gary L. Smith
Name:	Gary L. Smith
Title:	Executive Vice President and Chief Financial Officer of each of the entities listed above

VALENTEC WELLS, LLC

By:	/s/ Neil Koonce
Name:	Neil Koonce
Title:	Sole Manager

AUTOMOTIVE SAFETY COMPONENTS INTERNATIONAL GMBH & CO. KG

By:	/s/
Name:
Title:

AUTOMOTIVE SAFETY COMPONENTS INTERNATIONAL VERWALTUNGS GMBH

By:	/s/
Name:
Title:

AGENT AND LENDERS:

GENERAL ELECTRIC CAPITAL CORPORATION, as the Agent and a Lender

By:	/s/
Title:	Its Duly Authorized Signatory

UBS LOAN FINANCE LLC, as a Lender

By:	/s/ Mary E. Evans
Name:	Mary E. Evans
Title:	Associate Director

By:	/s/ David B. Julie
Name:	David B. Julie
Title:	Associate Director

THE CIT GROUP/COMMERCIAL SERVICES, INC., as a Lender

By:	/s/
Name:
Title:

BANK OF AMERICA, NA, as a Lender

By:	/s/
Name:
Title:

WELLS FARGO FOOTHILL LLC, as a Lender

By:	/s/
Name:
Title: